UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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American Spectrum Realty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SPECTRUM REALTY, INC.
2401 Fountain View, Suite 750
Houston, TX 77057

Dear Stockholder:

On behalf of the Board of Directors of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), I cordially invite you to attend the Company's 2012 Annual Meeting of Stockholders, which will be held on Thursday, November 8, 2012, at 9:00 a.m., local time, at the office of the Company at 2401 Fountain View, Suite 750, Houston, Texas.

The attached Proxy Statement describes in detail the following matters expected to be acted upon at the Annual Meeting: the election of five nominees for directors of the Company and the ratification of the selection of EEPB, P.C., as the Company's independent auditors. At the Annual Meeting we will also report on the Company's progress and respond to questions that you may have about the Company's business.

We sincerely hope that you will be able to attend and participate in the Company's Annual Meeting of Stockholders. Whether or not you plan to come to the Annual Meeting, however, it is important that your shares be represented and voted at the meeting. You may vote your shares by completing the accompanying proxy card, by a telephone proxy authorization, or by authorizing a proxy electronically via the Internet. Please see the instructions on the accompanying proxy card for details on telephone and electronic proxy voting.

BY RETURNING YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY A TELEPHONE PROXY AUTHORIZATION OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

Sincerely,
/s/ William J. Carden
William J. Carden Chairman of the Board

Houston, Texas
September 28, 2012

AMERICAN SPECTRUM REALTY, INC.
2401 Fountain View, Suite 750
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, November 8, 2012

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), will be held on Thursday, November 8, 2012, at 9:00 a.m., local time, at the office of the Company at 2401 Fountain View, Suite 750, Houston, Texas.

At the Annual Meeting, stockholders will be asked:

1.	To elect five directors to serve until the Company's next Annual Meeting of Stockholders and until their successors are duly elected and qualify.
2.	To ratify the selection of EEBP, P.C., as the Company's independent auditors for the fiscal year ending December 31, 2012.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on September 14, 2012, as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the Record Date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or letters from a bank or broker are examples of proof of ownership. If you own shares of the Company's Common Stock beneficially, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker's proxy and bring it to the Annual Meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By Order of the Board of Directors
/s/ G. Anthony Eppolito
G. Anthony Eppolito, Secretary

Houston, Texas
September 28, 2012

AMERICAN SPECTRUM REALTY, INC.
2401 Fountain View, Suite 750
Houston, Texas 77057

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
November 8, 2012

General

This Proxy Statement is provided to the stockholders of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), in order to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 8, 2012, at 9:00 a.m., local time, at the office of the Company at 2401 Fountain View, Suite 750, Houston, Texas, and any adjournments or postponements thereof (the “Annual Meeting”). The Board of Directors (the “Board”) knows of no matters to come before the Annual Meeting other than those referred to in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about October 1, 2012.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share (the “Common Stock”), of the Company.

Voting Procedures

Only those holders of Common Stock of record as of the close of business on September 14, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted. A total of 3,568,783 shares of Common Stock were issued and outstanding as of the Record Date.

The presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote, whether in person or by proxy, is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the existence of a quorum. Directors are elected by a plurality of the votes cast. For purposes of the election of directors, abstentions will have no effect on the result of the vote. The ratification of the selection of EEPB, P.C., as the Company's independent auditors for fiscal year ending December 31, 2012, requires a majority of the votes cast at the Annual Meeting on that matter. It is expected that brokers will have discretionary power to vote on each of these proposals.

Shares represented by properly executed proxies in the form enclosed that are timely received by Mellon Investor Services, as the Tabulator for the Company, and not revoked will be voted as instructed on the proxy. If instructions are not given on a properly executed and returned proxy, the shares represented thereby will be voted (i) FOR the election of each of the five nominees for director and (ii) FOR the ratification of the selection of EEPB, P.C. to serve as independent auditors of the Company. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote such proxies in accordance with their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to voting.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is voted. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

Background

Substantially all of the Company's assets are held through an operating partnership (the “Operating Partnership”) in which the Company held a 94.54% ownership interest (consisting of the sole general partner interest and a limited partner interest) as of August 31, 2012. Holders of limited partnership units in the Operating Partnership (“OP Units”) have the proportionate rights to distributions as they would as holders of the Common Stock issuable upon redemption of their OP Units, subject to legal restrictions on distribution. These holders also generally have the right to have their OP Units redeemed by the Operating Partnership and to receive, at the Company's option, in exchange for each OP Unit, either one share of Common Stock or cash equal to the fair market value of one share of Common Stock at the date of exchange, but no fractional shares will be issued.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

Stockholders will be asked at the Annual Meeting to elect five directors, who will constitute the full Board of Directors. Each elected director will hold office until the next Annual Meeting of Stockholders or until the director's successor is duly elected and qualifies. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board to replace that nominee.

Stockholders may withhold authority to vote for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AS TO ALL on the proxy card, or (ii) for any one or more individual nominees, by checking the box marked FOR ALL EXCEPT on the proxy card and writing the name of excepted individual nominees in the space provided on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

The following four persons have been selected by the Nominating/Corporate Governance Committee of the Board as nominees for election to the Board of Directors:

Patrick D. Barrett
William J. Carden
Stacey F. Speier
D. Brownell Wheless
James L. Hurn

All five of the nominees are incumbent directors.

The Company has not paid any third parties to assist in the process of identifying or evaluating candidates for the Board, and it has not rejected any candidates put forward by any stockholder or group of stockholders owning more than 5% of the Company’s stock. The Board knows of no reason why any of these nominees would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board may recommend. Information concerning the directors is set forth under “Board of Directors and Executive Officers”.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect a director.

The Board of Directors recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the directors and executive officers of the Company and its principal subsidiaries:

NAME	POSITION	AGE	TIME IN OFFICE
William J. Carden	Chairman of the Board and Chief Executive Officer President President, ASRM	68	Since 2000 Since 2002 Since 2011
G. Anthony Eppolito	Chief Financial Officer, Vice President, Treasurer and Secretary	45	Since 2007 Since 2006
Patrick D. Barrett	Director	59	Since 2012
John N. Galardi	Director	74	Since 2003
James L. Hurn	Director	63	Since 2012
Stacey F. Speier	Director	58	Since 2012
D. Brownell Wheless	Director	64	Since 2011

William J. Carden — Mr. Carden is Chairman of the Board, Chief Executive Officer and President. Mr. Carden has served as Chairman of the Board and Chief Executive Officer since the formation of the Company and as President since 2002. Mr. Carden has also served as President of American Spectrum Realty Management, LLC (“ASRM”), a wholly-owned subsidiary of the Company, since November 2011. Mr. Carden also serves as President and a director of American Spectrum REIT, Inc. and Evergreen Income & Growth REIT, Inc. Mr. Carden has been a director of CGS Real Estate Company, Inc. since 1989. He received an accounting degree from California State University, in Long Beach, California. Mr. Carden brings real estate development and management, investment, business development, and executive leadership expertise to the Board.

John N. Galardi — Mr. Galardi is a director of the Company. Mr. Galardi has been the Chairman and Chief Executive Officer of Galardi Group, Inc., a privately-held franchising company encompassing more than 450 restaurants, including the Wienerschnitzel and Tastee Freez chains for more than the last five years. Mr. Galardi has been a director of CGS Real Estate Company, Inc. since 1989. Mr. Galardi has served on the Boards of BCT International, Inc. in Fort Lauderdale, Florida, and Renovar Energy Corporation in Midland, Texas. He has also served on the Board of Advisors of National Bank of Southern California and Marine National Bank. Mr. Galardi attended Southwest Baptist University in Missouri. Mr. Galardi brings investment, business development, real estate development and executive leadership expertise to the Board.

G. Anthony Eppolito — Mr. Eppolito was appointed Chief Financial Officer in March 2007. Mr. Eppolito has served as Vice President, Treasurer and Secretary since January 2006. Mr. Eppolito has been with the Company since inception. Mr. Eppolito holds a Bachelor of Business Administration in Accounting from Texas A&M University in College Station, Texas and is a Certified Public Accountant.

Patrick D. Barrett — Mr. Barrett is a real estate investor owner/operator through his company Capstone Realty Partners, LLC, which he founded in 2002. He is an experienced real estate executive and principal with more than twenty-five years of expertise in the acquisition and operation of all categories of investment properties. From 1990 – 2002 Mr. Barrett was a co-founding partner and the chief operating officer of a vertically integrated real estate owner/operator and its wholly owned management company. Under his twelve year direction, the company acquired and repositioned over 30 apartment, office, retail, and hotel properties located throughout the United States and Canada with a total acquisition value in excess of $325 million. Mr. Barrett began his career working in corporate finance in the investment banking industry. Mr. Barrett obtained a Bachelor’s degree from the University of Kansas and an MBA from the Stanford Graduate School of Business. He also attended law school at the University of Kansas. Mr. Barrett is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees. Mr. Barrett brings real estate acquisition, operations, finance, management and leadership expertise to the Board.

James L. Hurn — Mr. Hurn is a seasoned senior executive and licensed Texas attorney with extensive experience in investment assessment & selection, business valuation, strategic planning, capital structure design / fundraising, corporate finance and operational management. Mr. Hurn currently serves as senior counsel at Peissel Law Firm, L.L.P. and has worked as a legal consultant since his tenure with Smith Barney ended in 2008. Mr. Hurn has over 36 years of direct investment and management experience with specific experience in raising capital. During his four years at Smith Barney he developed a specialized lending business targeted at Houston-based builders and real estate developers and arranged over $250 million in real estate project financing. Mr. Hurn received a B.A. in English from the University of Texas in Austin before earning his Doctor of Jurisprudence from the University of Houston College of Law. Mr. Hurn brings extensive corporate financing, executive leadership, and legal expertise to the Board.

Stacey F. Speier — Mr. Speier is owner of Farmers Insurance – Speier Insurance Agency, which he founded in 1994. From 1987 to 1994 Mr. Speier served as chief financial officer for First Realty Reserve, a tax shelter syndicator. As CFO, Mr. Speier was responsible for audit activities, review of financial statements, and monitoring the execution of the Company’s annual financial work plan. Mr. Speier has also served as a chief financial officer for LET Industries, an oil supply company with $100 million in annual sales. Mr. Speier holds a Bachelor of Business Administration in Accounting from Central Michigan University and is a Certified Public Accountant as well as a Certified Life Underwriter. Mr. Speier is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees. Mr. Speier brings accounting, insurance, and financial expertise to the Board.

D. Brownell Wheless — Mr. Wheless is a partner in NuSource Financial Group, LLP and is a Certified Public Accountant. He holds an undergraduate degree in Economics from Rice University and has performed post graduate work at the University of Texas in Austin with a concentration in accounting. Mr. Wheless is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees. Mr. Wheless brings accounting, financial services and executive leadership expertise to the Board.

The Company has adopted Standards of Business Conduct, a copy of which is available on the Company’s website: www.americanspectrum.com, which are applicable to its executive officers and directors.

Director Independence

The Board has determined that each person who served as a director during 2011, other than Mr. Carden and Mr. Galardi, and each nominee for director was and is “independent” under the standards of the NYSE Amex (“Exchange”) applicable to the Company.

The Structure of the Board of Directors

The Board is structured to provide for an appropriate balance between the powers of the CEO and the independent directors such that the ability of the independent directors to be informed, to discuss and debate issues they deem important, and to act objectively on an informed basis is not compromised. In creating the structure of the Board, the Company believes that the objective is to strengthen the independence and role of the Board with appropriate checks and balances on the power, actions and performance of the CEO. The Company firmly believes that the board structure allows for appropriate oversight by the Board in fulfilling its duties to the Company and to its stockholders. The Board has not designated a lead director position.

The Board believes that having the same person serve as Chairman of the Board and CEO is in the best interests of its shareholders because it demonstrates for our employees, vendors, tenants, and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. The Board believes that separating the two positions could cause duplication of efforts or confusion among parties that deal with the Company on a daily basis. Like the Company, many real estate companies and U.S.-based companies believe that combining the positions of Chairman of the Board and CEO, when coupled with an independent Board, is an efficient and effective method in protecting the interests of stockholders and enhancing stockholder value.

Our Board of Directors is primarily responsible for overseeing the Company’s risk management processes. This responsibility has been delegated by the Board to the Audit Committee, the Compensation Committee and the Investment Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. These committees and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board’s appetite for risk. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company and that the leadership structure of the Board supports this approach.

Information on Meetings and Committees of the Board of Directors

In 2002, the Board established an Audit Committee and a Compensation Committee and in 2003 established a Nominating/Corporate Governance Committee and an Investment Committee. During 2011, the Board held seven meetings. During 2011, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Nominating/Corporate Governance Committee held one meeting. All directors attended at least 75% of the meetings of the Board and the committees of which they are members.

Audit Committee

The Audit Committee is composed of Mr. Barrett, Mr. Speier and Mr. Wheless. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the Exchange. The Board has determined that Mr. Wheless is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission (“SEC”). In 2011, the Audit Committee held regular and quarterly meetings throughout the year. The Audit Committee has the authority, among other things, to appoint and dismiss the Company's independent auditors, discuss the scope and results of the audit with the independent auditors, review with management and the independent auditors the Company's interim and year-end operating results, consider the adequacy of the Company's internal accounting controls and audit procedures and review non-audit services to be performed by the independent auditors.

Report of the Audit Committee

The Audit Committee acts under the written charter adopted and approved by the Board, and is independent, within the meaning of the listing standards of the Exchange. A copy of the charter can be found on the Company’s website at www.americanspectrum.com. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee assists the Board in its oversight of the Company's financial reporting process and selects the independent auditors. The Committee receives information from, consults with, and provides its views and direction to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company's financial reporting process on behalf of the Board.

In this context, the Audit Committee (i) appointed the independent auditors and (ii) reviewed and discussed with management and EEPB, P.C. the Company's audited financial statements for 2011. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditors' provision of certain non-audit services, namely tax return preparation, to the Company is compatible with the auditor's independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for 2011.

Respectfully submitted,

AUDIT COMMITTEE
Presley E. Werlein III, Chairman
D. Brownell Wheless

Nominating Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) was established by the Board in 2003 and is composed of Mr. Barrett, Mr. Speier and Mr. Wheless, each of whom is independent within the meaning of the listing standards of the Exchange. The Nominating Committee has a charter, a copy of which can be found on the Company’s website at www.americanspectrum.com. The Nominating Committee selects or recommends that the Board select all candidates for all directorships and will consider candidates put forward by stockholders, who should follow the procedures set forth below under “Stockholder Proposals for the Company’s 2013 Annual Meeting.” In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating Committee also may consider the extent to which the candidate would fill a particular need on the Board.

Diversity is an important strategic initiative at the Company and has relevance with respect to the Company’s employees, clients, tenants and shareholders. Accordingly, the Nominating Committee also recognizes the importance of diversity in identifying its director nominees. The Nominating Committee does not currently have a policy in place regarding diversity in director nominations, but recognizes that “diversity” has several dimensions and is important for the Board of Directors.

Compensation Committee

The Compensation Committee was established by the Board in 2002 and is composed of Mr. Barrett, Mr. Speier and Mr. Wheless. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries. The Compensation Committee has the authority to review and approve salary arrangements, including grants of annual incentive awards for the Company's directors, officers and other employees, adopt and amend employment agreements for its officers and other employees, and administer the Company's stock plan. The Compensation Committee has full authority to determine executive and director compensation. Management recommendations may be considered by the Compensation Committee. The Compensation Committee does not generally engage compensation consultants but may do so in the future. The Compensation Committee has a charter, a copy of which can be found on the Company’s website at www.americanspectrum.com.

Executive Compensation

The following table sets forth the compensation paid by the Company to its named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Total ($)
William J. Carden Chief Executive Officer	2011 2010	589,491 557,000	— —	17,090 11,550	606,581 568,550
G. Anthony Eppolito Chief Financial Officer	2011 2010	155,209 171,901	— —	85,450 23,100	240,659 195,001
Paul E. Perkins (b) Managing Director, American Spectrum Realty Advisors, LLC	2011 2010	225,000 146,920	— —	170,900 76,250	395,900 223,170

(a)	For 2011, represents the following numbers of restricted shares granted on July 1, 2011: 1,000 shares to Mr. Carden, 5,000 shares to Mr. Eppolito and 10,000 shares to Mr. Perkins. For 2010, represents the following numbers of restricted shares granted on May 12, 2010: 1,000 shares to Mr. Carden and 2,000 shares to Mr. Eppolito; and on November 10, 2010: 5,000 shares to Mr. Perkins. The dollar values are based on the fair market value on the date of grant. A discussion of the assumptions used to value restricted stock grants is contained in the notes to the Company’s financial statements. The restricted shares are subject to repurchase by the Company upon termination of the individual’s employment for a price of $.02 per share. With respect to Mr. Carden, the repurchase restriction for the shares granted in 2011 and 2010 lapses in three equal annual installments with the first investment lapsing on the anniversary of the grant date. With respect to Mr. Eppolito, the repurchase restriction for the shares granted in 2011 lapses in five equal annual installments with the first investment lapsing on the anniversary of the grant date; and for the shares granted in 2010 lapses in three equal annual installments with the first investment lapsing on the anniversary of the grant date. With respect to Mr. Perkins, the repurchase restriction for the shares granted in 2011 lapses in five equal annual installments with the first investment lapsing on the anniversary of the grant date; and for the shares granted in 2010 lapses in five equal annual installments with the first investment lapsing on January 1, 2011. The recipients of restricted stock paid no consideration to the Company for their shares, have the right to vote their shares, to receive and retain all cash dividends payable to the Company’s stockholders and to exercise all rights, powers and privileges of a stockholder, with the exception that the recipient may not transfer the Common Stock during the restricted period.
(b)	Mr. Perkins’ employment by the Company ceased in April 2012.

Stock Incentive Plan

The Company has in effect Omnibus Stock Incentive Plan (the “Plan”), which was established by the Board in 2001, is administered by the Compensation Committee and provides for the granting of options, stock appreciation rights, restricted stock and performance units and shares, as may be determined by the Board. Under the Plan, up to a total of 360,000 shares of the Company's Common Stock may be issued to executive officers, directors or other key employees of the Company. Options to acquire Common Stock are expected to be in the form of incentive and non-qualified stock options and are exercisable for up to ten years following the date of the grant. The Board sets the exercise price of each option, but the Plan requires that the exercise price per share equal or exceed the fair market value of the Company's Common Stock on the grant date. As of December 31, 2011, the Plan had 199,716 shares available for issuance.

Employment Agreements

Mr. Eppolito has an employment agreement that provides for a monthly base salary of $9,000. The agreement, which expires December 31, 2012, provides for a three month severance in the event it is not extended upon expiration.

Mr. Carden does not have an employment agreement. Mr. Perkins’ employment with the Company ceased in April 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding option award and stock awards as of December 31, 2011 by the named executive officers.

	Stock Awards
Name	Number of shares of stock that have not vested (#)(a)	Market value of shares of stock that have not vested ($)(b)
William J. Carden	2,002	28,352
G. Anthony Eppolito	6,834	106,156
Paul E. Perkins	14,000	231,900

(a)	Represents unvested shares of restricted stock granted in 2009, 2010 and 2011. For 2009, represents the following numbers of restricted shares granted on May 8, 2009: 1,000 shares to Mr. Carden and 1,500 shares to Mr. Eppolito. For 2010, represents the following numbers of restricted shares granted on May 12, 2010: 1,000 shares to Mr. Carden and 2,000 shares to Mr. Eppolito; and on November 10, 2010: 5,000 shares to Mr. Perkins. For 2011, represents the following number of restricted shares granted on July 1, 2011: 1,000 shares to Mr. Carden; 5,000 shares to Mr. Eppolito and 10,000 shares to Mr. Perkins. With respect to Mr. Carden, the repurchase restriction for the shares granted in 2009, 2010 and 2011 lapses in three equal installments with the first investment lapsing on the anniversary of the grant date. With respect to Mr. Eppolito, the repurchase restriction for the shares granted in 2009 and 2010 lapses in three equal installments with the first investment lapsing on the anniversary of the grant date; and lapses for the shares granted in 2011 in five equal installments with the first investment lapsing on the anniversary of the grant date. With respect to Mr. Perkins, the repurchase restriction for the shares granted in 2010 lapses in five equal annual installments with the first investment lapsing on January 1, 2011; and for the shares granted in 2011 lapses in five equal installments with the first investment lapsing on the anniversary of the grant date. The restricted shares are subject to repurchase by the Company upon termination of the individual’s employment for a price of $.02 per share.
(b)	The market value of shares was determined by multiplying the closing price of the Company’s stock as of December 30, 2011 by the number of shares.

Compensation of Directors

Each non-employee director receives $12,000 annually for serving on the Board, $1,000 for each meeting attended in person and $500 for each telephonic meeting in which the director participates, including any committee meetings. Mr. Werlein also received a total of $52,000 in 2011 for serving as Chairman of the Audit Committee. A director may elect to receive the fee in cash or in Common Stock valued at its then fair market value. Each director is also reimbursed for travel expenses for attending meetings. During 2011, each non-employee director was also granted 1,000 shares of restricted stock, which vest in three equal installments on the first, second and third anniversary of the grant date.

The following table sets forth information regarding director compensation for the year ended December 31, 2011 (excludes named executive officers).

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($)(a)	Total ($)
John N. Galardi	17,000	17,090	34,090
Presley E. Werlein	83,000	17,090	100,090
D. Brownell Wheless	12,000	—	12,000
Timothy R. Brown	20,000	17,090	37,090
William W. Geary, Jr.	13,000	—	13,000

(a)	Represents the following number of restricted shares granted on July 1, 2011: Mr. Galardi – 1,000; Mr. Werlein – 1,000; and Mr. Brown – 1,000. The amount stated reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. At December 31, 2011, the aggregate number of restricted stock awards outstanding was: Mr. Galardi – 2,002; and Mr. Werlein – 2,002.
(b)	At December 31, 2011, the aggregate number of option awards outstanding was: Mr. Galardi – 12,500; and Mr. Werlein – 5,000. All of these option awards were vested at December 31, 2011.

SECURITY OWNERSHIP OF
MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of Common Stock as of September 12, 2012, by (i) each of the Company's directors and nominees, (ii) each of the Company’s executive officers, (iii) all directors, nominees and executive officers as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company's directors, nominees, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER(1)	NUMBER OF SHARES OF COMMON STOCK(2)	PERCENTAGE OF OUTSTANDING COMMON STOCK(3)
William J. Carden(4)	1,191,787	33.4%
John N. Galardi(5)	633,025	17.7%
G. Anthony Eppolito	11,500	*
D. Brownell Wheless(6)	1,000	*
All Directors, Nominees and Executive Officers as a Group (4 persons)(7)	1,812,156	50.6%
John V. Winfield(8)	331,716	9.3%
Cynthia L. Galardi(9)	202,130	5.6%

*	Less than 1%
(1)	Except as specifically noted in the footnotes below, the address of each of the named beneficial owners is c/o American Spectrum Realty, Inc., 2401 Fountain View, Suite 750, Houston, Texas 77057.
(2)	For each beneficial owner, includes Common Stock subject to options or conversion rights exercisable, respectively, within 60 days of September 12, 2012. Includes, as to Mr. Galardi, Common Stock issuable upon exchange of Operating Partnership Units.
(3)	The percentage ownership is based on 3,568,783 outstanding shares of Common Stock as of September 12, 2012 as well as shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(4)	Includes shares of Common Stock owned by Mr. Carden and the persons or entities listed as follows: (i) 217,576 shares of Common Stock owned by Mr. Carden's spouse, (ii) 22,764 shares of Common stock owned by a company controlled by Mr. Carden, and (iii) 25,156 shares of Common Stock owned by a company controlled by Mr. Carden in which Mr. Galardi owns a significant interest. Certain shares referenced above may be deemed to be beneficially owned by Mr. Carden and may also be deemed to be beneficially owned by Mr. Galardi. Mr. Carden disclaims beneficial ownership of the shares held by his spouse. Includes 921,291 shares of Common Stock directly owned by Mr. Carden. Also includes 1,000 shares of restricted stock granted to Mr. Carden on each of May 12, 2010, July 1, 2011 and August 9, 2012, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(5)	Includes 2,268 shares issuable upon exchange of Operating Partnership Units owned by Mr. Galardi. Includes 25,156 shares of Common Stock owned by a company in which Mr. Galardi owns a significant interest. Certain shares referenced above may be deemed to be beneficially owned by Mr. Galardi and may also be deemed to be beneficially owned by Mr. Carden. Includes 125,097 shares owned jointly with Timothy R. Brown, a former director of the Company. Also includes 12,500 shares, which Mr. Galardi has the right to acquire upon the exercise of stock options within sixty days of September 12, 2012. Also includes 1,000 shares of restricted stock granted to Mr. Galardi on each of May 12, 2010, July 1, 2011 and August 9, 2012, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.
(6)	Represents 1,000 restricted shares granted August 9, 2012, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(7)	Includes (i) 217,576 shares of Common Stock owned by Mr. Carden's spouse, (ii) 22,764 shares of Common Stock owned by a company controlled by Mr. Carden, (iii) 25,156 shares of Common Stock owned by a company controlled by Mr. Carden and in which Mr. Galardi owns a significant interest, (iv) 2,268 shares issuable upon exchange of Operating Partnership units owned by Mr. Galardi, (v) 2,000 shares of restricted stock granted May 12, 2010, 2,000 shares of restricted stock granted July 1, 2011 and 3,000 shares of restricted stock granted August 9, 2012, and (vi) 12,500 shares of Common Stock, which Mr. Galardi has the right to acquire upon the exercise of stock options within sixty days of September 12, 2012. Mr. Carden disclaims beneficial ownership of the shares held by his spouse.
(8)	Mr. Winfield’s address is 820 Moraga Drive, Los Angeles, California 90049.
(9)	Ms. Galardi’s address is 3511 Race St., Portsmouth, Virginia, 23707.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, to file reports of ownership of, and transactions in, the Company's securities with the SEC. Based solely on the review of copies of such filings received by the Company or any written representations from certain reporting persons, the Company believes that its directors, officers and 10% or more stockholders timely filed all reports required of them during 2011 under Section 16(a) except for one late Form 3 filing by Mr. Wheless and one late Form 4 filing by Mr. Carden.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

In December 2011, Mr. Galardi loaned $0.25 million to the Company and pledged $0.4 million in certificates of deposit to additionally secure another loan of the Company.

We pay a guarantee fee to Mr. Carden and Mr. Galardi (“the Guarantors”), in consideration for their guarantees of certain obligations of the Company. The Guarantors are paid an annual guarantee fee equal to between .25% and .75% (depending on the nature of the guarantee) of the outstanding balance as of December 31 of the guaranteed obligations (“Guarantee Fee”). The Guarantee Fee paid for the years ended December 31, 2010 and 2011 was $0.1 million and $0.2 million, respectively. The Guarantee Fee paid for the six months ended June 30, 2012 was approximately $0.2 million.

In June 2010, the Company acquired a 55% interest in Sabo Road Acquisitions, LP, which owns a 57,850 square foot self-storage property located in Houston, Texas (A Plus Self Storage). The partnership interest acquired consists of the sole general partnership interest and a limited partnership interest. Also in June 2010, the Company acquired a 38.4% undivided interest in Loop 1604, a 178,595 square foot self-storage property located in San Antonio, Texas. The acquisitions were acquired from American Spectrum REIT I, Inc. (“ASRI”) for a total purchase price of approximately $1.7 million, consisting of the 150,475 OP Units and cash of $0.1 million. In June 2010, the Company acquired two notes receivable ($1.0 million and $0.4 million each) and an account receivable of $0.4 million from Evergreen Income & Growth REIT, LP (“EIGRLP”) with a total carrying value of $2.1 million, including $0.3 million of accrued and unpaid interest. The acquisition was funded by the issuance of 214,340 OP Units. Mr. Carden is a director and President of ASRI.

The note, in the amount of $1.0 million, has a stated interest rate of 12% per annum. The note and accrued interest is receivable on demand from Central Florida Self Storage Acquisitions, LLC, an entity in which the Company has a non-economic tenant in common interest. Accrued and unpaid interest on the note totaled approximately $0.2 million at December 31, 2011. The Company has not recognized interest income on the note since its acquisition. The note is secured by two properties in Florida. The Company has commenced foreclosure proceedings against these two properties. The note in the amount of $0.4 million, which was due from ASRI, bore interest at 10% per annum. This note and accrued interest of approximately $0.1 million, was paid to the Company in January 2011. The account receivable acquired, which totaled approximately $0.4 million, is due from Evergreen Realty Group, LLC (“ERG”). The account receivable is related to organizational and offering costs paid in excess of the amounts established in EIGRI’s 2008 private placement agreement.

Mr. Carden is a director and President of Evergreen Income & Growth REIT, Inc. (“EIGRI”), the general partner of EIGRLP. The Company does not have an ownership interest in EIRGI or EIGRLP.

Except in circumstances where a comparable body of the Board of Directors has been appointed for such purpose, the Company’s Audit Committee reviews transactions between the Company and any person who may be deemed to control the Company.

PROPOSAL NUMBER TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

EEPB, P.C. has been selected by the Audit Committee as the Company’s independent auditors for the year ended December 31, 2012. EEPB, P.C. has served as the Company’s independent auditors since August 2010. Hein & Associates, LLP served as the Company’s independent auditors from April 2006 to August 2010.

Representatives of EEPB, P.C. are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions. The Audit Committee carefully considered EEPB, P.C.’s qualifications and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of EEPB, P.C. If the stockholders ratify the selection of EEPB, P.C., the Audit Committee may still, in its discretion, decide to appoint a different independent audit firm, at any time during the year 2012, if it concludes that such a change would be in the best interests of the Company and the stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of the accounting firm.

The Audit Committee reviewed and pre-approved all audit and permissible non-audit services performed by EEPB, P.C. and Hein & Associates, LLP, as well as the fees paid for such services. Fees billed by EEPB, P.C. and Hein & Associates, LLP in 2011 and 2010 were as follows:

Fees billed by EEPB, P.C.:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2011	$253,647	—	—	—
2010	$195,780	—	—	—

Fees billed by Hein & Associates, LLP:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2011	$—	—	—	—
2010	$35,427	—	—	—

Required Vote

A majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the selection of EEPB, P.C., as the Company's independent auditors for the year 2012.

The Board of Directors recommends a vote FOR Proposal Number Two.

ANNUAL REPORT AND
FINANCIAL STATEMENTS OF THE COMPANY

Copies of the Company's Annual Report to Stockholders for 2011 are being mailed to the stockholders with this Proxy Statement. Additional copies of the Company's Annual Report on Form 10-K filed with the SEC will be furnished to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. Written requests should be sent to American Spectrum Realty, Inc., 2401 Fountain View, Suite 750, Houston, Texas, 77057, Attention: Investor Relations.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

Stockholders who desire to communicate with the Board or with specified members of the Board should send any such communications in writing in care of the Secretary of the Company at 2401 Fountain View, Suite 750, Houston, Texas 77057 or by email to aeppolito@americanspectrum.com. The Secretary will review all such communications and will pass on to the appropriate directors all communications other than those which are merely solicitations for products or services, items of a personal nature not relevant to the stockholders and other matters that are of a type which render them improper or irrelevant to the functioning of the Board and the Company.

The Company strongly encourages each director to attend, and expects that each director will attend, the Annual Meeting of Stockholders. Mr. Carden, Timothy R. Brown, William W. Geary, Jr., Mr. Werlein and Mr. Wheless attended the Company’s 2011 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS
FOR THE COMPANY'S 2013 ANNUAL MEETING

Typically, in order to be considered for inclusion in the Company's proxy materials for an annual meeting, stockholder proposals and nominations that are intended to be presented at that meeting must be received by the Secretary of the Company, in writing, no later than 120 days before the first anniversary from the date that the proxy statement for the prior year's annual meeting was released to the stockholders. However, because the Company anticipates holding the 2013 Annual Meeting in May, which is more than 30 days prior to the first anniversary of the 2012 Annual Meeting, stockholder proposals and nominations must be delivered to the Company within a reasonable time before the Company begins to print and mail its proxy materials for the 2013 Annual Meeting. The Company will notify stockholders of the date by which proposals must be submitted in its Annual Report on Form 10-K.

Stockholder proposals and nominations also must comply with the advance notice and other requirements set forth in the Company’s Bylaws to be presented at an annual meeting. Typically, any such proposal or nomination must be delivered to the Secretary of the Company at least 90 days and not more than 120 days prior to the first anniversary of the date of mailing of the notice for the 2012 Annual Meeting. Because the Company anticipates holding its 2013 Annual Meeting in May, which is at least 30 days prior to the first anniversary of the 2012 Annual Meeting, to present a proposal or nomination at the 2013 Annual Meeting, the proposal or nomination must be delivered to the Secretary of the Company not more than 120 days before the date of mailing of the notice for the annual meeting and not later than the close of business of the later of 1) the 90th day before the date of mailing of the notice of that Meeting or 2) the tenth day after the day on which a public announcement of the date of the 2013 Annual Meeting is made by the Company.

OTHER INFORMATION

Proxy authorizations submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on November 7, 2012. To authorize a proxy by the Internet or by telephone, please see the instructions on the proxy card enclosed with these materials. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors
/s/ G. Anthony Eppolito
G. Anthony Eppolito, Secretary

Houston, Texas
September 28, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

American Spectrum Realty, Inc.

INTERNET
http://www.proxyvoting.com/aqq
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please mark your votes as indicated in this example ☒

1. ELECTION OF DIRECTORS

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
Nominees:	☐	☐	☐

01 Patrick D. Barrett
02 William J. Carden
03 Stacey F. Speier
04 D. Brownell Wheless
05 James L. Hurn

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____________________

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of EEPB, P.C. as Independent Auditors for fiscal year 2012.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your American Spectrum Realty, Inc. account online.

Access your American Spectrum Realty, Inc. account online via The Investor ServiceDirect™ Website (ISD).

The transfer agent for American Spectrum Realty, Inc. now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.cpushareownerservices.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

The Investor ServiceDirect™ Website
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **The Investor ServiceDirect™ Website** at http://www.cpushareownerservices.com where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: **http:// shareowner.mobular.net/shareowner/AQQ**

▼ **FOLD AND DETACH HERE** ▼

AMERICAN SPECTRUM REALTY, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on November 8, 2012

The undersigned stockholder of American Spectrum Realty, Inc. ("American Spectrum") hereby appoints William J. Carden and G. Anthony Eppolito, and each of them individually, with full power of substitution in each of them, attorneys and proxies for the undersigned and authorizes them to represent, with all powers possessed by the undersigned as if personally present at the meeting, and vote all of the shares of common stock of American Spectrum which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at 2401 Fountain View, Suite 750, Houston, TX, on November 8, 2012 at 9:00 a.m., local time, and at any adjournments or postponements of such meeting, on the proposals listed on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated September 28, 2012, and the accompanying Proxy Statement and revokes any proxy previously given with respect to such meeting. **THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.**

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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Fulfillment
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